UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2004

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29889	94-3248524
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 624-1100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 29, 2004, Rigel Pharmaceuticals, Inc., or Rigel, issued an aggregate of 192,179 shares of its common stock to Alta California Partners, L.P., Alta Embarcadero Partners, LLC, Alta BioPharma Partners II, L.P. and Alta Embarcadero BioPharma Partners, LLC (the “Alta Entities”) pursuant to the cashless exercise of four warrants, each dated June 26, 2003. The warrants were exercisable for a total of 260,417 shares of common stock and each warrant had an exercise price of $5.76 per share.  In connection with the cashless exercise, the number of shares issuable pursuant to the warrants was reduced by 68,238 shares pursuant to the operation of the cashless exercise provisions in the warrants. The issuances of the shares pursuant to these warrants were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) promulgated thereunder as a transaction not involving any public offering.

On October 4, 2004, Rigel issued an aggregate of 868,055 shares of its common stock to MPM BioVentures III, L.P., MPM BioVentures III-QP, L.P., MPM BioVentures III GmbH & Co. Beteiligungs KG, MPM BioVentures III Parallel Fund, L.P. and MPM Asset Management Investors 2003 BVIII LLC (the “MPM Entities”) pursuant to the exercise of five warrants, each dated June 26, 2003. Each of the warrants had an exercise price of $5.76 per share and the MPM Entities paid an aggregate of $4,999,996.80 for the shares of common stock. The issuances of the shares pursuant to these warrants were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) promulgated thereunder as a transaction not involving any public offering.

Upon the completion of the issuances of the shares to the Alta Entities and the MPM Entities pursuant to the warrants, on October 4, 2004 Rigel has 19,538,336 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Date: October 4, 2004	By:	/s/ James H. Welch
James H. Welch
Vice President, Chief Financial Officer and Secretary